UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On November 10, 2020, Nxt-ID, Inc. (the “Company”) began distribution of a letter (the “Letter”) from Vincent Miceli, the Company’s Chief Executive Officer, to the Company’s stockholders regarding the Company’s upcoming Annual Meeting of Stockholders, which has been adjourned to Tuesday, November 17, 2020. The Letter supplements the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on August 17, 2020 and the Definitive Additional Materials filed with the SEC on September 29, 2020, October 5, 2020, October 14, 2020, October 27, 2020, October 29, 2020 and November 6, 2020.

Our board of directors has fixed the close of business on August 17, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Below is a copy of the Letter.

Your Vote is Needed

Please Vote Your Shares Today!

Dear Fellow Stockholder:

The Annual Meeting has been adjourned again to Tuesday, November 17, 2020 to give our stockholders additional time to vote on Proposals 3 and 4 concerning our proposed reverse stock split, which are described in the proxy materials previously provided to you. We need your vote – PLEASE VOTE TODAY!

The reverse stock split MUST BE APPROVED by a majority of our outstanding shares, as of the record date of the Annual Meeting, in order for us to remain a listed company on Nasdaq. Remaining listed on Nasdaq is vital in order to complete the undertakings described below and add to them in 2021. If you are receiving this proxy solicitation, then you are entitled to vote, even if you have sold your shares after the record date. If you have already voted “NO” you may change your vote to “YES.” We are close to receiving the necessary number of votes in favor of the reverse stock split, and therefore every vote is important regardless of the number of shares you own. The Board of Directors of the Company recommends that you vote FOR Proposals 3 and 4. Please take the time to respond by voting today!

The Company’s management continues to work very hard during the COVID-19 pandemic in order move the company forward. We continue to make progress with new product development, including the new Guardian Alert Plus (4G version), and the launch of new products. For example, the first round of WiFi product field testing has been completed and the Company anticipates a formal launch in early 2021. We also want to look into acquisitions of new products and distribution channels to continue to grow our Company and improve shareholder value.

How do I vote?

You can vote via the internet, telephone, or by mail if a voting instruction form is enclosed. Voting via the internet or telephone will require that you have your proxy control number available. That number is either printed on a voting instruction form, if one is enclosed, or accessible through the voting portal, if your proxy materials were electronically delivered.

If you have any questions or need assistance in voting your shares, please call the Company’s proxy solicitor:

Laurel Hill Advisory Group, LLC, at 888-742-1305

Thank you in advance for your participation and your consideration in this extremely important matter. We have been working very hard on behalf of all stockholders and appreciate your support.

Sincerely,

Vincent S. Miceli

Chief Executive Officer

Email: info@nxt-id.com

Forward-Looking Statements for Nxt-ID:

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this communication, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.